CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  62  to
Registration  Statement No. 2-33043 on Form N-1A of our report dated October 16,
2006,  relating to the financial  statements of Oppenheimer  Capital Income Fund appearing in the  Statement  of  Additional  Information,  which is part of such
Registration  Statement,  and  to  the  references  to  us  under  the  headings
"Financial  Highlights"  in the Prospectus and  "Independent  Registered  Public
Accounting  Firm" and  "Financial  Statements"  in the  Statement of  Additional
Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
November 20, 2006